Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Terran Orbital Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.0001 per share to be issued under the Terran Orbital Corporation 2021 Omnibus Incentive Plan	457(c) and 457(h)	4,275,113(2)	$1.34	$5,728,651.42	$0.00011020	$631.30
Total Offering Amounts					$5,728,651.42		$631.30
Total Fee Offsets(4)							$—
Net Fee Due							$631.30

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the Company’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Company’s receipt of consideration which results in an increase in the number of the outstanding shares of the Company’s common stock.
(2)
Represents additional shares of the Company's common stock reserved for issuance under the Terran Orbital Corporation 2021 Omnibus Incentive Plan (the “2021 Plan”) resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the 2021 Plan.
(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the common stock on the New York Stock Exchange on June 16, 2023 ($1.34 per share), which date is within five business days prior to the filing of this Registration Statement.
(4)
The Company does not have any fee offsets.